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Exhibit 21   Subsidiaries of the Registrant



    The Registrant had the following subsidiaries at May 31, 1997, each of which was wholly-owned by the Registrant, except as noted below:


                                                Jurisdiction of
    Name                                         Incorporation
--------------------------------------------------------------------------------
National Data Payment Systems, Inc.                 New York
Modular Data, Inc.                                  Delaware
NDC Federal Systems, Inc.                           Delaware
NDC International, Ltd.                             Georgia
National Data Realty, Inc.                          Georgia
National Data Corporation of Canada, Ltd.           Canada
NDC/Yes Check, Inc. (Note 1)                        Georgia
NDC Check Services, Inc.                            Illinois
Zadall Systems Group, Inc.                          Texas
NDPS Comerica Alliance, LLC (Note 2)                Delaware
Global Payment Systems LLC    (Note 3)              Georgia
Global Payment Holding Company                      Delaware
GPS Holding Limited Partnership                     Georgia
Global Payment Systems of Canada, Ltd.              Canada
C.I.S. Technologies, Inc.                           Delaware
C.I.S., Inc.                                        Oklahoma
AMSC, Inc.                                          Florida
AMSC Midwest, Inc.                                  Florida
ClinLab, Inc.                                       Florida
NDC Healthcare EDI Services, Inc.                   Georgia
Health Communication Services, Inc.                 Virginia
Health Communication Services International, Inc.   Virginia
Computerized Medical Communications, Inc.           Illinois
Health Communication Services (Bermuda) Ltd.        Bermuda
Merchant Services U.S.A., Inc.                      North Carolina


Note 1.  NDC/Yes Check, Inc. is 80% owned by the Registrant
Note 2.  NDPS Comerica Alliance, LLC is 51% owned by the Registrant.
Note 3.  Global Payment Systems LLC is 92.5% owned by the Registrant.